Exhibit 99.1

RYERSON INC. AND SUBSIDIARY COMPANIES

Selected Income and Cash Flow Data - Unaudited

(Dollars in Millions, except Per Ton Data)

			Third	Year Ended
	Fourth Quarter		Quarter	December 31,
	2013	2012	2013	2013	2012
NET SALES	$802.5	$850.3	$859.8	$3,460.3	$4,024.7
Cost of materials sold	655.3	696.0	704.7	2,843.7	3,315.1

Gross profit	147.2	154.3	155.1	616.6	709.6
Warehousing, delivery, selling, general and administrative	116.8	118.2	119.6	479.5	508.2
Restructuring and other charges	(0.2)	1.1	—	1.9	1.1
Impairment charges on fixed assets and goodwill	1.2	0.1	1.1	10.0	1.0
Pension and other postretirement benefits curtailment gain	—	(1.7)	—	—	(1.7)

OPERATING PROFIT	29.4	36.6	34.4	125.2	201.0
Other income and (expense), net	(2.3)	(17.0)	(1.1)	(0.2)	(18.0)
Interest and other expense on debt	(27.2)	(27.5)	(27.1)	(110.5)	(86.4)

INCOME (LOSS) BEFORE INCOME TAXES	(0.1)	(7.9)	6.2	14.5	96.6
Provision (benefit) for income taxes	(71.6)	(13.6)	2.9	(65.4)	(7.2)

NET INCOME	71.5	5.7	3.3	79.9	103.8
Less: Net loss attributable to noncontrolling interest	(0.9)	(1.3)	(1.0)	(5.8)	(5.5)

NET INCOME ATTRIBUTABLE TO RYERSON INC.	$72.4	$7.0	$4.3	$85.7	$109.3

Supplemental Data :
Tons shipped (000)	479	478	519	2,038	2,149
Shipping days	61	61	64	252	252
Average selling price/ton	$1,675	$1,779	$1,657	$1,698	$1,873
Gross profit/ton	307	323	299	302	330
Operating profit/ton	61	77	66	61	93
LIFO income/ton	(13)	(35)	(18)	(16)	(29)
LIFO income	$(6.4)	$(16.7)	$(9.5)	$(33.0)	$(63.1)
Depreciation and amortization expense	12.0	12.5	12.0	46.9	47.3
Cash flow from operating activities	(39.7)	100.5	36.6	48.3	186.6
Capital expenditures	(3.7)	(8.8)	(6.0)	(20.2)	(40.8)

See Schedule 1 for EBITDA and Adjusted EBITDA reconciliation

RYERSON INC. AND SUBSIDIARY COMPANIES

Reconciliation of Net Income Attributable to Ryerson Inc. to Adjusted EBITDA

(Dollars in millions)

	Fourth	Year Ended
	Quarter	December 31,
	2013	2013	2012
Net income attributable to Ryerson Inc.	$72.4	$85.7	$109.3
Interest and other expense on debt	27.2	110.5	86.4
Provision (benefit) for income taxes	(71.6)	(65.4)	(7.2)
Depreciation and amortization expense	12.0	46.9	47.3

EBITDA	$40.0	$177.7	$235.8
Reorganization	3.0	11.5	5.8
Advisory services fee	1.2	5.0	5.0
Loss on retirement of debt	—	—	17.2
Foreign currency transaction (gains) losses	(2.1)	(3.7)	1.5
Impairment charges on fixed assets and goodwill	1.2	10.0	1.0
Purchase consideration	0.8	3.5	4.3
Other adjustments	4.7	4.2	(0.7)

Adjusted EBITDA	$48.8	$208.2	$269.9

Adjusted EBITDA	$48.8	$208.2	$269.9
LIFO income	(6.4)	(33.0)	(63.1)

Adjusted EBITDA, excluding LIFO income	$42.4	$175.2	$206.8

Note:	EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation and amortization. Adjusted EBITDA gives further effect to, among other things, impairment charges on fixed assets and goodwill, reorganization expenses and the payment of management fees. We believe that the presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO income provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO income, to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO income are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO income targets. We also use EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO income to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO income do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO income is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. Our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO income may differ from that of other companies.